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                                                                    EXHIBIT 99.4
                           FORM OF LETTER TO CLIENTS

                           SIMON PROPERTY GROUP, L.P.
          OFFER TO EXCHANGE $1,000 IN PRINCIPAL AMOUNT OF 7 3/8% NOTES
             DUE 2006 AND 7 3/4% NOTES DUE 2011 FOR EACH $1,000 IN
              PRINCIPAL AMOUNT OUTSTANDING OF LIKE SERIES OF NOTES

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THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON MAY 25, 2001,
UNLESS EXTENDED OR TERMINATED(THE "EXPIRATION DATE").
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To Our Clients:

    Enclosed for your consideration is a Prospectus dated April 24, 2001 (as the same may be amended or supplemented form time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Simon Property Group, L.P. (the "Operating Partnership") to exchange $1,000 principal amount of 7 3/8% Notes due 2006 (the "Exchange 2006 Notes") and 7 3/4% Notes due 2011 (the "Exchange 2011 Notes," and, together with the Exchange 2006 Notes, the "Exchange Notes") of the Operating Partnership, which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), upon the terms and subject to the conditions set forth in the Exchange Offer, for each $1,000 principal amount of 7 3/8% Notes due 2006 (the "Unregistered 2006 Notes") and 7 3/4% Notes due 2011 (the "Unregistered 2011 Notes," and, together with the Unregistered 2006 Notes, the "Unregistered Notes"), respectively, of the Operating Partnership.

    The material is being forwarded to you as the beneficial owner of Unregistered Notes held by us for your account or benefit but not registered in your name. A tender of the Unregistered Notes pursuant to the Exchange Offer may be made only by us as the registered holder of the Unregistered Notes, and pursuant to your instructions. Therefore, the Operating Partnership urges beneficial owners of Unregistered Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such holder promptly if they wish to tender Unregistered Notes in the Exchange Offer.

    Accordingly, we request instructions as to whether you wish us to tender any or all Unregistered Notes held by us for your account or benefit, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Unregistered Notes pursuant to the Exchange Offer.

    Your instructions to us should be forwarded as promptly as practicable in order to permit us to tender Unregistered Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City Time, on May 25, 2001, unless extended or terminated (the "Expiration Date"). Unregistered Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

    If you wish to have us tender any or all of your Unregistered Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears on the following page. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Unregistered Notes held by us and registered in our name for your account or benefit.
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                INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

    The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Simon Property Group, L.P. with respect to the undersigned's Unregistered Notes.

    This will instruct you to tender the Unregistered Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

/ / Please tender the applicable Unregistered Notes held by you for my account as indicated below:

        AGGREGATE PRINCIPAL AMOUNT OF UNREGISTERED NOTES TO BE TENDERED

             7 3/8% Notes due 2006: _______________________________
             7 3/4% Notes due 2011: _______________________________

/ /  Please do not tender any Unregistered
    Notes held by you for my account.

        DATED: ___________________, 2001

        PLEASE PRINT NAME(S) HERE                   SIGNATURE(S)
        _________________________________           _________________________________
        _________________________________           _________________________________

        ADDRESS(ES)                                 TAX IDENTIFICATION OR SOCIAL SECURITY
        _________________________________           NUMBER(S)
        _________________________________           _________________________________
        _________________________________           _________________________________
        _________________________________           AREA CODE(S) AND TELEPHONE NUMBER(S)
        _________________________________           _________________________________
                                                    _________________________________

    None of the Unregistered Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Unregistered Notes held by us for your account.

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